Exhibit 10.49

INGLESIDE CRUDE, LLC / LAZARUS ENERGY, LLC

THIRD AMENDED AND RESTATED MASTER SERVICE AGREEMENT

This Third Amended and Restated Master Service Agreement (“Third Amended MSA”), effective as of March 1, 2025 (the “Effective Date”), between Ingleside Crude, LLC, 801 Travis Street, Suite 2100, Houston, Texas 77002, herein referred to as “INGLESIDE” and Lazarus Energy, LLC, 801 Travis Street, Suite 2100, Houston, Texas 77002, hereinafter called “LE,” covers the furnishing of facilities for the terminaling of various material, hereinafter called “MATERIAL” by INGLESIDE for LE, at INGLESIDE’s Petroleum Terminal Facility located in Ingleside, Texas (San Patricio County) at the intersection of Bishop Road and FM 2725 (the “Terminal”), as further specified in the attached Schedules, predicated upon the terms and conditions set forth below in Sections I and II, and in the Schedules made a part of this Third Amended MSA pursuant to Section III.

WHEREAS, INGLESIDE and LE entered that certain Master Service Agreement (“MSA”) effective March 1, 2023, which was executed by the parties on March 14, 2023;

WHEREAS, INGLESIDE and LE amended and restated the MSA to revise the term on May 9, 2023;

WHEREAS, INGLESIDE and LE further amended and restated the MSA to extend the term to expire on March 1, 2026; and

WHEREAS, INGLESIDE and LE desire to extend the term as specified in the attached schedules as stipulated therein.

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

This Amended MSA and the Schedules hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, whether oral or written, and may not be modified or terminated except by written agreement signed by the parties hereto, with the exception that a Schedule will automatically terminate without any further action by the parties as provided in Section III. In the event a conflict exists between a specific Schedule provision and the Third Amended MSA, the Schedule provision shall control, and if a conflict exists between Section I and Section II of this Third Amended MSA, the provisions contained in Section I will control.

SECTION I

SPECIAL TERMS

1.

TERM. The term of this Amended MSA shall be as specified in the attached Schedules and shall continue so long as the term contained in any of the attached Schedules, or subsequently executed Schedule(s), is in effect. Upon the expiration or other valid termination of this Third Amended MSA, subject to the lien rights provided INGLESIDE hereunder, INGLESIDE agrees to promptly surrender all MATERIAL owned by LE and remaining in INGLESIDE’ possession to LE.

2.	FACILITIES. INGLESIDE provides to LE hereunder, at the Terminal, the tanks (the “Tanks”) identified by number and equipment as specified on the Schedules. INGLESIDE represents and warrants to LE that:

a.	the Tanks are specified in the applicable Schedule(s);

b.	the Tanks are appropriately equipped (as specified in the applicable Schedule(s)) for the storage of MATERIAL;

c.	the Tanks will be cleaned prior to receipt of LE’s MATERIAL; and
d.

the Tanks, and INGLESIDE’s facilities ancillary thereto, shall comply with applicable governmental laws and regulations relating to the storage and handling of LE’s MATERIAL, including any governmental law or regulation enacted prior to execution of this Third Amended MSA, but enforcement thereof is delayed until a subsequent date; provided, however, if any alterations to a Tank or INGLESIDE’ ancillary facilities is required due to the nature of LE’s MATERIAL after the date a Schedule becomes effective, whether due to applicable law or otherwise, INGLESIDE will either make the necessary alterations at LE’s sole cost and expense, or terminate this Third Amended MSA, and each Schedule then applicable thereto, by written notice to LE within thirty (30) days of INGLESIDE’ notice of the need for such alternation.

The Tanks shall be used exclusively in connection with the storage of LE’s MATERIAL. INGLESIDE has the right, at its sole option, from time to time and at any time, to substitute a tank or tanks for the Tanks; provided that any such substitution shall not result in any diminution or degradation in the services provided hereunder. The substituted tank(s) will be of equal or higher capacity (in the aggregate) to the Tank that is substituted and will not alter the quality or specifications of the MATERIAL stored. INGLESIDE shall repair and maintain the Tanks as necessary to keep them in good operational condition.

EXCEPT AS EXPRESSLY PROVIDED IN THIS THIRD AMENDED MSA, THERE ARE NO GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE.

3.

SERVICES. MATERIAL will be received and redelivered by mutually acceptable procedures to and from the Tanks. INGLESIDE shall provide labor and other services as necessary for such receipt and redelivery of LE’s MATERIAL. All receiving lines and equipment will be sized to permit the maximum average receipt/delivery rate to/from tank trucks as may be limited by equipment, governmental regulation, safety requirements, or by the receiving or redelivering tank truck.

LE agrees to execute in its name, pay for and furnish to INGLESIDE all information, documents, labels, placards, containers, forms, BOL seals and other materials (hereinafter collectively referred to as “Required Materials”) which may be required by applicable law or any governmental authority, including OSHA, the Departments of Transportation or Energy, or the Environmental Protection Agency, relating to the describing, packaging, receiving, storing, handling, disposal or shipping of the MATERIAL (the foregoing being hereinafter collectively referred to as the “Regulations”) at or from the Terminal, together with detailed written instructions as to their use and disposition. Notwithstanding the foregoing, if Required Materials are supplied by a third party, LE will take reasonable care to ensure such Required Materials are in accordance with the Regulations, but ultimate liability for the Required Materials will remain with LE. LE AGREES THAT IT SHALL DEFEND, INDEMNIFY, AND HOLD INGLESIDE, ITS PARENTS, SUBSIDIARIES AND AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS (COLLECTIVELY, “INGLESIDE INDEMNIFIED PARTIES”) FROM AND AGAINST ANY CLAIMS RESULTING FROM LE’S VIOLATION OF THE REGULATIONS OR FROM ANY PROCEEDINGS IN WHICH SUCH A VIOLATION OF THE REGULATIONS IS CHARGED, EXCEPT WHEN DIRECTLY ARISING FROM INGLESIDE’ FAILURE TO MATERIALLY FOLLOW LE’S REASONABLE WRITTEN INSTRUCTIONS.

4.

CHARGES. The monthly base charge for services provided hereunder and other applicable charges are set forth in the Schedules. INGLESIDE’s invoice for such charges will be due and payable upon receipt. Any charges, fees or other amounts, other than for the tankage services provided hereunder, shall be for LE’s account, including, but not limited to, leased trackage, demurrage, U.S. Customs services, surveying, lab testing, truck loading and unloading, and tinkering. If INGLESIDE’ pays any such amounts on LE’s behalf, LE will reimburse INGLESIDE such amounts on demand. All amounts due hereunder shall be payable by wire transfer in the lawful currency of the United States of America. Charges for services hereunder shall commence on the commencement date as specified in the Schedules, the first payment to be prorated if such commencement date is not the first day of a calendar month. If any undisputed amount due hereunder remains unpaid sixty (60) days after the applicable invoice date, or upon termination of the Schedule applicable to such outstanding amount, INGLESIDE may retain sufficient MATERIAL as collateral for the payment of such amount.

5.

INDEMNIFICATION. INGLESIDE AGREES THAT IT SHALL DEFEND, INDEMNIFY, AND HOLD LE, ITS PARENTS, SUBSIDIARIES AND AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS (COLLECTIVELY, LE INDEMNIFIED PARTIES), HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, SUITS, LOSSES, DEMANDS, ACTIONS, CAUSES OF ACTION, FINES, PENALTIES, DAMAGES AND CLAIMS OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY FEES AND COSTS (COLLECTIVELY, “CLAIMS”), FOR WHICH ANY OF LE INDEMNIFIED PARTIES MAY HEREAFTER INCUR, PAY, OR BECOME RESPONSIBLE FOR AS A RESULT OF DEATH OR BODILY INJURY TO ANY PERSON (INCLUDING EMPLOYEES OF INGLESIDE), DESTRUCTION OR DAMAGE TO PROPERTY OTHER THAN THE MATERIAL, CONTAMINATION OF OR ADVERSE EFFECTS ON, IMMINENT OR SUBSTANTIAL ENDANGERMENT OF, OR ANY THREATENED OR ACTUAL RELEASE TO THE ENVIRONMENT, OR ANY VIOLATION OR ALLEGED VIOLATION OF LAWS (INCLUDING WITHOUT LIMITATION RCRA AND CERCLA), WHICH IS RELATED TO, OR ARISES OUT OF INGLESIDE’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR A BREACH OF INGLESIDE’S DUTIES AND OBLIGATIONS UNDER THIS THIRD AMENDED MSA.

LE AGREES THAT IT SHALL DEFEND, INDEMNIFY, AND HOLD THE INGLESIDE INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WHICH ANY OF THE INGLESIDE INDEMNIFIED PARTIES MAY HEREAFTER INCUR, PAY OR BECOME RESPONSIBLE FOR AS A RESULT OF DEATH OR BODILY INJURY TO ANY PERSON (INCLUDING EMPLOYEES OF LE), DESTRUCTION OR DAMAGE TO PROPERTY, CONTAMINATION OF OR ADVERSE EFFECTS ON, IMMINENT OR SUBSTANTIAL ENDANGERMENT OF, OR ANY THREATENED OR ACTUAL RELEASE TO THE ENVIRONMENT, OR ANY VIOLATION OR ALLEGED VIOLATION OF LAWS (INCLUDING WITHOUT LIMITATION RCRA OR CERCLA), WHICH IS RELATED TO, OR ARISES OUT OF, LE’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR A BREACH OF LE’S DUTIES AND OBLIGATIONS UNDER THIS THIRD AMENDED MSA.

In the event that an indemnified party hereunder seeks the benefits and protections afforded by the foregoing provisions, such party shall, immediately upon becoming aware of any CLAIM for which indemnification is sought, provide to the indemnifying party written notice of such CLAIM and turn over the defense of the CLAIM, together with all rights of compromise and settlement, and shall fully cooperate with the indemnifying party in the defense of any such CLAIM.

Further, it is specifically agreed between the parties that the respective indemnities granted hereby shall remain in effect and be valid notwithstanding the contributory negligence of the indemnified party in connection with any CLAIM or the imposition of strict liability upon any party and that such indemnities shall not be subject to the provisions of Section 33.001 et. Seq. of the Texas Civil Practice and Remedies Code, as amended. Accordingly, in the event that an indemnified party is determined (by a court or regulatory authority of competent jurisdiction or by separate written agreement between the parties) to be contributorily negligent or otherwise at fault in connection with a CLAIM for which indemnification is sought hereunder, then the amount of indemnification that such indemnified party would otherwise be afforded under this provision shall be reduced in proportion to such contributory negligence or fault of the indemnified party.

6.

CHANGE OF PRODUCT(S). The Tanks are for the exclusive use of LE for storage of LE’s MATERIAL as identified in the Schedules and the Tanks shall not be used for the handling of any other material or commodity unless advance written consent of INGLESIDE is obtained.

7.

INDEPENDENT CONTRACTOR. In the performance of this Third Amended MSA, INGLESIDE shall be an independent contractor with respect to all work done and services performed hereunder, and neither INGLESIDE nor anyone used or employed by INGLESIDE shall be deemed for any purpose to be the agent, servant, or representative of LE in the performance of such work or services or any part thereof, and LE shall have no direction or control of INGLESIDE or its employees and agents. Nothing contained herein will be construed or constitute either party as the agent, partner, or joint venturer of the other party.

8.

CONFLICT OF INTEREST. Conflicts of interest relating to this Third Amended MSA are strictly prohibited. No director, employee, or agent of either party will give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value to a director, employee or agent of the other party in connection with this Agreement. Each party will promptly notify the other party of any violation of this Paragraph 9. In the event of any violation of this Section 9 by either party, including any violation occurring prior to the date of this Third Amended MSA, resulting directly or indirectly in the other party’s consent to enter into this Third Amended MSA, such other party may terminate this Third Amended MSA as to the violating party at any time. During the term of this Third Amended MSA and for two years thereafter, each Party has the right to audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this Paragraph 9. The provisions of this Paragraph 9 will survive termination of this Third Amended MSA.

SECTION II

STANDARD TERMS

1.

TITLE AND CUSTODY. LE represents and warrants to INGLESIDE that it has good title to MATERIAL stored hereunder, free and clear of all liens and encumbrances (other than a lien that is subordinated to INGLESIDE’s lien in such MATERIAL). Except as otherwise set forth herein, title to LE’s MATERIAL stored and handled under this Agreement remains at all times with LE, subject to any lien in favor of INGLESIDE while such MATERIAL is in INGLESIDE’s custody. If title to any of LE’s MATERIAL stored in a Tank is transferred to a third party by LE, LE will nonetheless be deemed the owner of such MATERIAL for purposes of this Agreement, and without limitation of the foregoing, LE remains responsible for any charges incurred under or in connection with this Third Amended MSA. Notwithstanding the preceding sentence, LE’s rights to services hereunder only extend to MATERIAL to which LE holds title. LE will have no right to deliver any product to INGLESIDE hereunder that is not MATERIAL, nor to resell, market, or subcontract the services (or any part thereof) or the Tanks without the express, prior written consent of INGLESIDE, in INGLESIDE’s sole and absolute discretion. LE WILL RELEASE, PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE INGLESIDE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS BY ANY THIRD PARTY OR OTHER PERSON CLAIMING TO HAVE SUPERIOR RIGHT, TITLE, CUSTODY, AND/OR INTERESTS IN THE MATERIAL AND/OR LIENS IN AND AGAINST SUCH MATERIAL.

For receipts of LE’s MATERIAL at the Terminal, custody of such MATERIAL under this Third Amended MSA will pass to INGLESIDE when such MATERIAL passes the last permanent flange connection at the applicable receipt point into the Terminal and INGLESIDE’ designated connection point. For redeliveries of LE’s MATERIAL from the Terminal, custody of such MATERIAL will pass back to LE when such MATERIAL passes the Terminal’s designated connection point to a third party pipeline, truck or vessel loading connection, or other designated delivery point. LE is deemed to have custody of MATERIAL at all other times.

2.

HOURS OF OPERATION. The Terminal shall be available to deliver MATERIAL to or discharge MATERIAL from the Tanks Monday through Friday (including holidays) from 7:00 a.m. to 3:00 p.m. central time. If such receipt or delivery services are needed outside this period, and if such services can be provided by INGLESIDE, such services will be subject to an overtime surcharge of 50%. LE shall provide INGLESIDE sufficient advance notice of the delivery of MATERIAL to or from the Terminal, as applicable, to permit INGLESIDE to make adequate arrangements therefor. Notwithstanding any such advance notice, any presented truck or vessel shall be on a first come, first served basis. Without limiting the foregoing, all receipts, redeliveries, and movements of MATERIAL into, from and within the Terminal may not exceed the safe operating limits (under normal operating conditions) and then-available capacities of the Terminal. All receipts and deliveries from or to tank truck, or otherwise, shall be arranged by LE, and INGLESIDE shall be responsible only to receive or discharge, as the case may be, the MATERIAL at its facilities.

3.

FORCE MAJEURE. Either party hereto shall be released from liability hereunder for failure to perform any of the obligations herein imposed for the time and to the extent such failure is occasioned by acts of God, federal, state, county, municipal, or other governmental order, rule, legislation or regulation, or by war, acts of the public enemy, strikes, lockouts, or other labor disturbances, riots, floods, hurricanes, fire, explosion, destruction of the facilities or any other cause or causes of any kind or character reasonably beyond the control of the party failing to perform. In the event of destruction of or damage to any part of the Terminal (including any attendant facilities), INGLESIDE will not be required to rebuild the part of the Terminal destroyed and/or damaged, or furnish additional or alternate facilities.

4.

TAXES. LE agrees to pay all taxes, fees, penalties, assessments, or other charges imposed or assessed with respect to MATERIAL received and redelivered hereunder or levied upon MATERIAL stored in the Tanks or elsewhere within the Terminal or on the use or occupancy of any of the other facilities appurtenant to the Terminal.

5.

INSURANCE. Insurance shall be carried by LE at its own expense. INGLESIDE will carry liability and other insurance in accordance with usual industry practices for the services provided hereunder. Upon reasonable request, INGLESIDE will provide LE with certificates evidencing its insurance coverage.

6.

RESPONSIBILITY FOR LOSS OR DAMAGE. The parties acknowledge and agree that the Tanks and appurtenant facilities are sufficient for LE’s intended purpose. INGLESIDE shall not be liable for any loss or damage to LE’s MATERIAL, except to the extent caused by INGLESIDE’s gross negligence or willful misconduct. LE acknowledges and agrees that: (a) in the terminalling or storage of MATERIAL hereunder, there may be evaporation, shrinkage, line loss, clingage, metering inaccuracies, interface losses, or other normal losses of the MATERIAL while in INGLESIDE’s custody (any such loss, “Normal Losses”); and (b) if LE delivers a certain quantity of MATERIAL to INGLESIDE for terminalling or storage, then INGLESIDE may not redeliver the same quantity back to LE due to Normal Losses. Company shall not be liable to LE for any Normal Losses or for any discoloration that may occur to the MATERIAL. Notwithstanding anything in this Third Amended MSA to the contrary, in no event will INGLESIDE be liable for more than the actual cost of the MATERIAL (reduced, but not increased, to take into account any hedging). Furthermore, any liability of either party is limited to direct actual damages as a sole and exclusive remedy, and all other remedies or damages at law or in equity are expressly waived by the parties. NEITHER PARTY IS LIABLE FOR THE OTHER PARTY’S LOST PROFITS, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, NO MATTER HOW SUCH LOSS OR DAMAGE HAS OCCURRED, WHETHER IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE, AND EVEN IF SUCH PARTY WAS NEGLIGENT; PROVIDED, HOWEVER, THAT THIS WAIVER DOES NOT APPLY TO (a) CLAIMS MADE OR DAMAGES INCURRED BY THIRD PARTIES, AND (b) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. FOR THE AVOIDANCE OF DOUBT, ALL AMOUNTS PAYABLE TO INGLESIDE PURSUANT TO THIS THIRD AMENDED MSA ARE NOT DISCLAIMED OR RELEASED BY THIS PARAGRAPH 6.

7.

QUALITY AND QUANTITY. INGLESIDE agrees, in accordance with the terms of this Third Amended MSA and the Schedules, to handle the MATERIAL into and out of the Tanks and to provide the facilities necessary to perform such handling. INGLESIDE agrees to furnish LE inbound, outbound, and monthly stock reports as to the quantity of MATERIAL stored and handled hereunder. The quality of the MATERIAL handled and stored hereunder shall be determined by an independent inspector appointed by LE and acceptable to INGLESIDE, whose determination thereof shall be final and binding on the parties. In the event LE does not provide a mutually acceptable independent inspector, INGLESIDE’s quality determination shall be accepted as final and binding. Quantity of receipts and deliveries shall be based on increases or decreases of the storage tank’s physical gauge or by meter facilities.

8.

STORAGE FACILITIES. LE shall use the Tanks only for the storage of the MATERIAL specified in the applicable Schedules. Upon termination of LE’s use of any Tank, LE will reimburse INGLESIDE for all costs and expenses incurred by INGLESIDE or on its behalf in connection with cleaning and degassing such Tank, including, without limitation, MATERIAL removal and disposal costs. Upon LE’s request, at LE’s sole cost and expense, INGLESIDE will return to LE all residual material retained from such Tank cleaning. Should disposal of Tank residual be required, LE agrees to obtain and furnish to INGLESIDE the appropriate federal and state Environmental Protection Agency Hazardous Waste Generator identification numbers applicable thereto.

9.

TERMINATION OF AGREEMENT. This Third Amended MSA shall commence on the Effective Date by the parties and shall continue in full force and effect until the end of the term of the last then effective Schedule(s). Termination of this Third Amended MSA, or any Schedule hereto, shall not affect the continued operation or enforcement of LE’s payment obligations, the confidentiality and indemnity provisions, and any other provision of this Third Amended MSA that by its express terms is to survive termination or cancellation. Upon termination of this Third Amended MSA, LE agrees to pay all charges remaining due hereunder and, subject to INGLESIDE’s lien rights hereunder, to promptly remove all MATERIAL on INGLESIDE’s premises.

10.

LIEN. INGLESIDE has a possessory lien on all of LE’s MATERIAL accepted for storage hereunder to secure the payment of all amounts due hereunder, and INGLESIDE may withhold from delivery to LE, a portion of said MATERIAL with a value equivalent to the amounts then due and payable by LE to INGLESIDE under this Third Amended MSA, until all of such amounts have been paid in cash in full. This lien (a) may be foreclosed by INGLESIDE in accordance with applicable law, including but not limited to the provisions of Article 9 of the Texas Uniform Commercial Code in effect from time to time, (b) is not exclusive but is cumulative and in addition to all other statutory liens, rights, and remedies of INGLESIDE, and (c) will only be applicable to past-due amounts due and payable to INGLESIDE by LE under this Third Amended MSA. If INGLESIDE elects to enforce the lien by foreclosure, then INGLESIDE must notify LE prior to any such foreclosure. Such notification will include a statement of the amount then due and payable by LE, the nature of the proposed foreclosure, and the time and place of any foreclosure sale. Before any sale pursuant to the foregoing, LE may pay the amount necessary to satisfy the lien. Proceeds of any foreclosure sale, minus outstanding amounts due and payable to INGLESIDE by LE and expenses incurred as a result of such sale, including transportation costs incurred by INGLESIDE, will be remitted to LE as payment in full for MATERIAL that is removed from the Facility.

11.

ASSIGNMENT. This Third Amended MSA shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto; provided, however, that LE shall not sublease any of the tanks, or transfer or assign this Third Amended MSA, in whole or in part, without the prior written consent of INGLESIDE, and any attempted subletting or assignment without such consent shall be null and void.

12.

HEADINGS. The section and paragraph headings contained herein are for the purpose of convenience only and in no way define, limit, modify, or describe the scope and nature of the subject matter contained herein or any of the terms or provisions hereof.

13.

GOVERNING LAW. This Third Amended MSA (including all Schedules hereto) and any and all amendments hereof shall be governed by and construed in accordance with internal laws of the state of Texas, without regard to its choice of law rules.

14.

SEVERABILITY. Any provision of this Third Amended MSA that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective as to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Third Amended MSA or affecting the validity or enforcement of such provision in any other jurisdiction.

15.

COUNTERPARTS. This Third Amended MSA may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Third Amended MSA.

16.	MODIFICATION. This Third Amended MSA shall not be modified or changed except by written instrument executed by the duly authorized personnel of the parties hereto, annual escalation notwithstanding.

17.

EQUAL EMPLOYMENT OPPORTUNITY. INGLESIDE is an equal opportunity employer and complies with the Equal Opportunity clause of Effective Order 11246, as amended (41 CFR 60-1.4) and the Affirmative Action clauses of 38 USG 2012, the Vietnam Era Veterans Readjustment Act of 1972, as amended (41 CFR 60 – 741.4), and the American with Disabilities Act of 1990.

18.

CONFIDENTIALITY. INGLESIDE acknowledges that it may obtain confidential or proprietary information (CONFIDENTIAL INFORMATION) of LE, including without limitation, information regarding MATERIAL or LE’s business plans or operations. INGLESIDE shall at all times keep confidential and not disclose to any third party or use any CONFIDENTIAL INFORMATION for any purpose other than in performance of the services hereunder. CONFIDENTIAL INFORMATION will not include information: 1) generally available to the public through no fault of INGLESIDE, 2) in INGLESIDE’s possession in written form prior to disclosure to or acquisition by INGLESIDE hereunder, or 3) disclosed to INGLESIDE by a third party owing no confidentiality commitment to LE. Upon termination of this Third Amended MSA, INGLESIDE shall forthwith deliver to LE all materials deemed to be of a confidential nature and not required to be retained on file at the Terminal by governmental regulation (including proprietary computer source codes) in its possession or control. The disclosure to or acquisition by INGLESIDE of CONFIDENTIAL INFORMATION shall not be construed to grant to INGLESIDE any right or license. Notwithstanding the foregoing, CONFIDENTIAL INFORMATION may be disclosed: (a) with LE’S consent, (b) to any governmental authority in compliance with any bona fide governmental or legal requirements, or as may be required to enforce or protect rights under this Third Amended MSA; and (c) to any affiliate, to a legal, accounting, or other professional, business, or technical consultant/adviser. The obligations under this Paragraph 18, shall survive the termination, cancellation, or expiration of this Third Amended MSA for a period of one year.

19.

NOTICES. Notices or other communications required to be given hereunder shall be deemed properly served with in writing, delivered personally, mailed by certified mail, overnight delivery, courier service, or by facsimile to INGLESIDE at its principal office or to LE at the address shown in the preamble to this Third Amended MSA.

SECTION III

SCHEDULES IN FORCE

Attached hereto is a list of alphabetically identified Schedules specifying the appropriate agreement information (service) for each tank provided (LIST OF SCHEDULES) In the event the tank(s) and equipment covered by one or more of the Schedules shall, in accordance with the terms of such Schedule(s), cease to be a part of this Third Amended MSA, then such Schedule(s) shall be cancelled and the LIST OF SCHEDULES will be revised to reflect the cancellation of the Schedule(s) no longer in effect.

Remainder of Page Intentionally Left Blank

IN WITNESS THEREOF, this Third Amended MSA is executed as of the date below.

INGLESIDE CRUDE, LLC		LAZARUS ENERGY, LLC

By:	Jonathan P. Carroll	By:	Jonathan P. Carroll

Date:		Date:

Schedule A

Tank No. 12 (100,000 bbls)

Terms and conditions are as follow:

Term: March 1, 2026 to March 1, 2027

Base Monthly Storage Charge : $50,000.00

Throughput: Lease rates allow two full tank cycles each month; additional throughput shall be billed at $0.005 per gallon.

Dock Usage: There will be a $0.08 per barrel fee for any shipments across the dock.

Ancillary Equipment: Pumps, meters and loading flare.

Base Labor Charge (Prior to Overtime Charges, if Applicable): INGLESIDE will provide all equipment, labor, utilities, etc. to facilitate throughput of MATERIAL at the Terminal.

Logistics: LE will have inbound /outbound dock access and inbound truck access. If outbound truck access is desired, INGLESIDE will make good faith efforts to put such systems in place with LE reimbursing on a cost plus 15% basis.

Charges for Other Services: All material lab costs will be the responsibility of LE.

Truck unloading/loading -- $1.00 per bbl with minimum of $170.00

Testing -- $100.00 per test

Mixing and Sampling -- $400.00 per occurrence

Approved by:

INGLESIDE CRUDE, LLC		LAZARUS ENERGY, LLC

By:	Jonathan P. Carroll	By:	Jonathan P. Carroll

Date:		Date:

Schedule B

Tank No. 14 (100,000 bbls)

Terms and conditions are as follow:

Term: March 1, 2026 to March 1, 2027

Base Monthly Storage Charge : $50,000.00

Throughput: Lease rates allow two full tank cycles each month; additional throughput shall be billed at $0.005 per gallon.

Dock Usage: There will be a $0.08 per barrel fee for any shipments across the dock.

Ancillary Equipment: Pumps, meters and loading flare.

Base Labor Charge (Prior to Overtime Charges, if Applicable): INGLESIDE will provide all equipment, labor, utilities, etc. to facilitate throughput of MATERIAL at the Terminal.

Logistics: LE will have inbound /outbound dock access and inbound truck access. If outbound truck access is desired, INGLESIDE will make good faith efforts to put such systems in place with LE reimbursing on a cost plus 15% basis.

Charges for Other Services: All material lab costs will be the responsibility of LE.

Truck unloading/loading -- $1.00 per bbl with minimum of $170.00

Testing -- $100.00 per test

Mixing and Sampling -- $400.00 per occurrence

Approved by:

INGLESIDE CRUDE, LLC		LAZARUS ENERGY, LLC

By:	Jonathan P. Carroll	By:	Jonathan P. Carroll

Date:		Date: